UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 26, 2020

Entergy New Orleans, LLC
(Exact name of registrant as specified in its charter)

Texas	1-35747	82-2212934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1600 Perdido Street, New Orleans, Louisiana		70112
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(504) 670-3700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered

Mortgage Bonds, 5.0% Series due December 2052	ENJ	New York Stock Exchange
Mortgage Bonds, 5.50% Series due April 2066	ENO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On March 26, 2020, Entergy New Orleans, LLC (the “Company”) issued and sold (i) $78,000,000 aggregate principal amount of its First Mortgage Bonds, 3.00% Series due March 15, 2025 (the “Bonds of the Twenty-fifth Series”) and (ii) $62,000,000 aggregate principal amount of its First Mortgage Bonds, 3.75% Series due March 15, 2040 (the “Bonds of the Twenty-sixth Series” and, together with the Bonds of the Twenty-fifth Series, the “Bonds”), in each case, in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The Bonds of the Twenty-fifth Series bear interest at the rate of 3.00 percent per annum, payable semi-annually on March 15 and September 15 each year, commencing September 15, 2020, and mature on March 15, 2025. The Bonds of the Twenty-sixth Series bear interest at the rate of 3.75 percent per annum, payable semi-annually on March 15 and September 15 each year, commencing September 15, 2020, and mature on March 15, 2040.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
4(a)	Twenty-third Supplemental Indenture dated as of March 1, 2020 to the Company’s Mortgage and Deed of Trust dated as of May 1, 1987, establishing the terms of the Bonds.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy New Orleans, LLC
(Registrant)
Date: March 26, 2020
/s/ Steven C. McNeal
(Signature) Steven C. McNeal Vice President and Treasurer